Exhibit 99.1

JOINT FILING AGREEMENT

This will confirm the agreement among the undersigned that the Schedule 13D filed on or about this date and any amendments thereto with respect to beneficial ownership by the undersigned of the class A exchangeable subordinate voting shares, no par value of Brookfield Renewable Corporation is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.

July 31, 2020	BROOKFIELD ASSET MANAGEMENT INC.

	By:	/s/ Jessica Diab
Name: Jessica Diab
Title: Vice President

PARTNERS LIMITED

	By:	/s/ Brian Lawson
Name: Brian Lawson
Title: President

BROOKFIELD RENEWABLE POWER INC.

	By:	/s/ Jennifer Mazin
Name: Jennifer Mazin
Title: Senior Vice President and Secretary

BROOKFIELD INVESTMENTS CORPORATION

	By:	/s/ Tom Corbett
Name: Tom Corbett
Title: Vice President and Chief Financial Officer

BROOKFIELD RENEWABLE PARTNERS L.P., by its general partner BROOKFIELD RENEWABLE PARTNERS LIMITED

	By:	/s/ Jane Sheere
Name: Jane Sheere
Title: Secretary

BROOKFIELD RENEWABLE PARTNERS LIMITED

	By:	/s/ Jane Sheere
Name: Jane Sheere
Title: Secretary